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                                                                 EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
MECON, Inc.

         We consent to incorporation by reference in the registration statement (No. 333-7324) on Form S-8 of MECON, Inc. of our report dated May 1, 1998, relating to the consolidated balance sheets of MECON, Inc. and subsidiary as of March 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1998, which report appears in the March 31, 1998 annual report on Form 10-KSB of MECON, Inc.

                                                          KPMG Peat Marwick LLP

San Francisco, California
June 26, 1998